EXHIBIT 33.1

Wells Fargo Bank NA 420 Montgomery Street San Francisco, CA 94104

Management’s Assessment of Compliance

1.	Management of Wells Fargo Bank, N.A. (the “Company”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB promulgated by the Securities and Exchange Commission, as of and for the twelve months ended December 31, 2016 (the “Reporting Period”), as set forth in Appendix A hereto. Due to the transfer of servicing responsibilities as of 12:01 a.m. (New York time) on March 1, 2016, servicing criteria 1122(d)(1)(ii), 1122(d)(1)(iv), 1122(d)(1)(v), 1122(d)(2)(i), 1122(d)(2)(ii), 1122(d)(2)(iii), 1122(d)(2)(iv), 1122(d)(2)(v), 1122(d)(2)(vii), 1122(d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(i), 1122(d)(4)(ii), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix) and 1122(d)(4)(xiv) are applicable to the Platform as of December 31, 2016 and for the period from 12:01 a.m. (New York time) on March 1, 2016 through December 31, 2016. Appendix B identifies the transactions covered by this report and includes asset-backed securities transactions for which the Company acted as master servicer involving floorplan receivables, accounts receivable and asset-based lending receivables (the “Platform”);

2.	The Company has engaged certain vendors, which are not “servicers” as defined in Item 1101(j) of Regulation AB (the “Vendors”), to perform specific, limited or scripted activities, and the Company’s management elects to take responsibility for assessing compliance with the servicing criteria or portions of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A hereto, as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged by Servicers (C&DI 200.06). Management has policies and procedures in place designed to provide reasonable assurance that the Vendors’ activities comply in all material respects with the servicing criteria applicable to each Vendor. The Company’s management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the Vendors and related criteria;

3.	The Company’s management has assessed the Company’s compliance with the applicable servicing criteria as of December 31, 2016 and for the Reporting Period. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB except as set forth in paragraph 4 below;

4.	The criteria listed in the column titled “Inapplicable Servicing Criteria” in Appendix A hereto are inapplicable to the Company based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.	Based on such assessment, management believes that, as of December 31, 2016 and for the Reporting Period, the Company has complied, in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform;

6.	KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria as of December 31, 2016 and for the Reporting Period.

[SIGNATURE PAGE FOLLOWS]

March 24, 2017

Wells Fargo Bank, N.A.

By:	/s/ Susanne Miller
Name: Susanne Miller
Title: Authorized Signatory

APPENDIX A

Servicing Criteria		Applicable Servicing Criteria[1]
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	INAPPLICABLE SERVICING CRITERIA

General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.			X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X

Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X2	X [2,3]
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X4

[1]	Due to the transfer of servicing responsibilities as of 12:01 a.m. (New York time) on March 1, 2016, the applicable servicing criteria are only applicable to the Platform for the period from 12:01 a.m. (New York time) on March 1, 2016 to December 31, 2016.
[2]	With respect to servicing criterion 1122(d)(2)(i), there were no activities performed during the twelve months ended December 31, 2016, with respect to the Platform because there were no occurrences of events that would require the Company to perform such activities, as applicable to the activities performed by the Company as of December 31, 2016 and for the period from 12:01 a.m. (New York time) on March 1, 2016 to December 31, 2016.
[3]	Certain of the activities described in servicing criterion 1122(d)(2)(i) are outsourced to a Vendor and the Company has elected to take responsibility for assessing such Vendor’s compliance with servicing criterion 1122(d)(2)(i).
[4]	With respect to servicing criterion 1122(d)(2)(ii), the Company makes such disbursements to investors but does not make such disbursements on behalf of obligors.

Servicing Criteria		Applicable Servicing Criteria[1]
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	INAPPLICABLE SERVICING CRITERIA
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X5
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 240.13k-1(b)(1) of this chapter.	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X	X6, 7

[5]	With respect to servicing criterion 1122(d)(2)(iii), there were no activities performed during the twelve months ended December 31, 2016, with respect to the Platform because there were no occurrences of events that would require the Company to perform such activities, as applicable to the activities performed by the Company as of December 31, 2016 and for the period from 12:01 a.m. (New York time) on March 1, 2016 to December 31, 2016.
[6]	With respect to the custodial accounts related to the Platform, certain of the activities described in servicing criterion 1122(d)(2)(vii) are outsourced to a Vendor and the Company has elected to take responsibility for assessing such Vendor’s compliance with servicing criterion 1122(d)(2)(vii) (other than the activities described in clause (C) thereof, which are performed directly by the Company).
[7]	With respect to servicing criterion 1122(d)(2)(vii)(B), which relates to the timeliness of preparation of bank reconciliations, as permitted by criterion 1122(d)(2)(vii)(B), the Company has assessed compliance with this criterion based on the number of days specified for such bank reconciliations in the transaction agreements, which state that bank reconciliations are to be performed in accordance with the Company’s credit and collection policy. The Company’s credit and collection policy requires reconciliations to be performed within 40 calendar days after the bank statement cutoff date.

Servicing Criteria		Applicable Servicing Criteria[1]
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	INAPPLICABLE SERVICING CRITERIA

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements; (C) Are filed with the Commission as required by its rules and regulations; and (D) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X8
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		X8,9
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.			X
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.			X
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.			X

[8]	With respect to servicing criteria 1122(d)(4)(i) and 1122(d)(4)(ii), there were no activities performed during the twelve months ended December 31, 2016, with respect to the Platform because there were no occurrences of events that would require the Company to perform such activities, as applicable to the activities performed by the Company as of December 31, 2016 and for the period from 12:01 a.m. (New York time) on March 1, 2016 to December 31, 2016.
[9]	The activities described in servicing criterion 1122(d)(4)(ii) are outsourced to a Vendor and the Company has elected to take responsibility for assessing such Vendor’s compliance with servicing criterion 1122(d)(4)(ii).

Servicing Criteria		Applicable Servicing Criteria[1]
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	INAPPLICABLE SERVICING CRITERIA
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X10
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X10
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X10
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X10
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.			X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.			X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.			X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.			X

[10]	With respect to servicing criteria 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii) and 1122(d)(4)(ix), there were no activities performed during the twelve months ended December 31, 2016, with respect to the Platform because there were no occurrences of events that would require the Company to perform such activities, as applicable to the activities performed by the Company as of December 31, 2016 and for the period from 12:01 a.m. (New York time) on March 1, 2016 to December 31, 2016.

Servicing Criteria		Applicable Servicing Criteria[1]
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	INAPPLICABLE SERVICING CRITERIA
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	X11
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.			X

[11]	With respect to servicing criterion 1122(d)(4)(xiv), there were no activities performed during the twelve months ended December 31, 2016, with respect to the Platform because there were no occurrences of events that would require the Company to perform such activities, as applicable to the activities performed by the Company as of December 31, 2016 and for the period from 12:01 a.m. (New York time) on March 1, 2016 to December 31, 2016.

APPENDIX B

Wells Fargo Dealer Floorplan Master Note Trust, Series 2012-2

Wells Fargo Dealer Floorplan Master Note Trust, Series 2013-1

Wells Fargo Dealer Floorplan Master Note Trust, Series 2014-1

Wells Fargo Dealer Floorplan Master Note Trust, Series 2014-2

Wells Fargo Dealer Floorplan Master Note Trust, Series 2015-1

Wells Fargo Dealer Floorplan Master Note Trust, Series 2015-2